                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement            [_] Confidential, For Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))

 [X] Definitive Proxy Statement
 [_] Definitive Additional Materials
 [_] Soliciting Material Under Rule 14a-12

                             IDX SYSTEMS CORPORATION
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                  --------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                    ------------

(2) Aggregate number of securities to which transaction applies:
                                                                 ---------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                             -----------------------------------

(4) Proposed maximum aggregate value of transaction:
                                                     ---------------------------

(5) Total fee paid:
                    ------------------------------------------------------------

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
                            -------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                                                  ------------------------------
(3) Filing Party:
                  -----------------------------------
(4) Date Filed:
                ----------------------------

                            IDX SYSTEMS CORPORATION
                                 40 IDX Drive
                                 P.O. Box 1070
                        South Burlington, Vermont 05403

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 20, 2002

To the Stockholders:

   The 2002 Annual Meeting of Stockholders of IDX Systems Corporation will be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on Monday, May 20, 2002 at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect two Class I Directors to serve for the ensuing three years.

    2. To consider and act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Stockholders of record at the close of business on March 25, 2002 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock.

   All stockholders are cordially invited to attend the meeting.

                                          By order of the Board of Directors,

                                          WILLIAM F. GRIECO, Secretary

South Burlington, Vermont
April 22, 2002

   Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed Proxy Card and promptly mail it in the enclosed envelope in order to assure representation of your shares at the Annual Meeting. No postage need be affixed if the Proxy Card is mailed in the United States.

                            IDX SYSTEMS CORPORATION

                                 40 IDX Drive
                                 P.O. Box 1070
                        South Burlington, Vermont 05403

          PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 20, 2002

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IDX Systems Corporation for use at the 2002 Annual Meeting of Stockholders to be held on May 20, 2002 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

   The Company's Annual Report for the year ended December 31, 2001 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 22, 2002.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations, IDX Systems Corporation, 40 IDX Drive, P.O. Box 1070, South Burlington, Vermont 05403. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

Voting Securities and Votes Required

   On March 25, 2002, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 28,851,174 shares of common stock of the Company, $.01 par value per share. Each share is entitled to one vote.

   Under the Vermont Business Corporation Act, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of common stock present in person or represented by proxy (including such shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

   For the election of Directors set forth in Proposal 1, it is required under the Vermont Business Corporation Act that there be an affirmative vote of the holders of a plurality of all the votes cast by the stockholders entitled to vote at the Annual Meeting at which a quorum is present. If a quorum exists, action on any other matter properly coming before the Annual Meeting is approved if the votes cast by the holders of the shares of common stock voting on such matter exceed the votes cast opposing such matter, unless more than a majority of the votes is required by statute or the Company's Second Amended and Restated Articles of Incorporation, as amended (the "Charter").

   Shares that abstain from voting as to a particular matter and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth certain information, as of January 15, 2002, with respect to the beneficial ownership of the Company's common stock by:

    . each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's common stock;

    .  each current Director and nominee for Director;

    . each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below (a "Named Executive Officer");

    . and all current Directors and executive officers of the Company as a group.

   The number of shares of common stock beneficially owned by each Director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, as well as any shares that the individual has the right to acquire within 60 days after January 15, 2002, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                           Shares of IDX
                                                                           Common Stock  Percentage of IDX
                                                                           Beneficially    Common Stock
Name and Address of Beneficial Owner                                           Owned     Outstanding/(1)/
------------------------------------                                       ------------- -----------------
5% Stockholders
Richard E. Tarrant/(2)/...................................................   5,838,035         20.2%
  c/o IDX Systems Corporation
  40 IDX Drive
  South Burlington, VT 05403
Robert H. Hoehl/(3)/......................................................   5,431,353         18.8%
  8473 Bay Colony Drive
  Biltmore # 1602
  Naples, FL 34108
Cynthia K. Hoehl/(4)/.....................................................   5,427,384         18.8%
  8473 Bay Colony Drive
  Biltmore # 1602
  Naples, FL 34108
Wellington Management Company, LLP/(5)/...................................   3,959,400         13.7%
  75 State Street
  Boston, MA 02109
Robert H. Hoehl FLITE, Trust/(6)/.........................................   3,480,847         12.1%
  8473 Bay Colony Drive
  Biltmore # 1602
  Naples, FL 34108
Amy E. Tarrant/(7)/.......................................................   2,665,768          9.2%
  Fairholt
  570 South Prospect Street
  Burlington, VT 05401
Pequot Capital Management, Inc./(8)/......................................   1,784,600          6.2%
  500 Nyala Farm Road
  Westport, CT 06880
Other Directors
Henry M. Tufo, M.D./(9)/..................................................      35,251            *
Mark F. Wheeler, M.D./(10)/...............................................      28,698            *
Allen Martin, Esq./(11)/..................................................      21,061            *
Stuart H. Altman, Ph.D./(12)/.............................................      19,227            *
David P. Hunter/(13)/.....................................................       1,587            *
Other Named Executive Officers
James H. Crook, Jr./(14)/.................................................     287,668            *
Robert F. Galin/(15)/.....................................................      64,028            *
John A. Kane/(16)/........................................................      58,969            *
Stephen Gorman/(17)/......................................................      20,117            *
All current directors and executive officers as a group (17 persons)/(18)/  11,955,864         41.0%

__________
*  Represents holdings of less than one percent.

(1) Number of shares deemed outstanding includes 28,837,214 shares as of January 15, 2002, plus any shares subject to options held by the person or entity in question that are exercisable on or within 60 days after January 15, 2002.
(2) Includes (i) 2,704,165 shares held by Mr. Tarrant, individually; (ii) 22,500 shares which Mr. Tarrant has a right to acquire within sixty days of January 15, 2002; (iii) 2,318,200 shares held by Amy E. Tarrant in her sole name, which shares are subject to a Stock Restriction and Voting Agreement, dated as of April 29, 1999, pursuant to which Mr. Tarrant has full voting power as to such shares and as to which shares Mr. Tarrant disclaims beneficial ownership; (iv) 267,568 shares held by Amy E. Tarrant, as trustee of two trusts (133,784 shares each and the beneficiaries of which are certain of the Tarrant's children), which shares are subject to an informal voting arrangement between Amy E. Tarrant and Mr. Tarrant with Mr. Tarrant having full voting power and as to which shares Mr. Tarrant disclaims beneficial ownership; (v) 401,352 shares held by Mr. Tarrant's three sons (133,784 shares each) which shares are subject to a Stock Restriction and Voting Agreement, dated as of April 29, 1999, pursuant to which Mr. Tarrant has full voting power as to such shares and as to which shares Mr. Tarrant disclaims beneficial ownership; (vi) 74,250 shares held by the Richard E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which include Mr. Tarrant, and as to which shares Mr. Tarrant disclaims beneficial ownership; and (vii) 50,000 shares held by the Amy E. Tarrant Foundation, a Vermont non-profit corporation, the officers and trustees of which are Amy E. Tarrant and certain of the Tarrant children, as to which shares Amy E. Tarrant and Mr. Tarrant disclaim beneficial ownership, and which shares are subject to an informal voting arrangement between Amy E. Tarrant and Mr. Tarrant with Mr. Tarrant sharing voting power with the Amy E. Tarrant Foundation. Excludes 4,680,847 shares that may become subject to a voting trust upon the death or incompetence of Mr. Hoehl.
(3) Includes (i) 3,969 shares which Mr. Hoehl has a right to acquire within sixty days of January 15, 2002; (ii) 3,480,847 shares held by Cynthia K. Hoehl as trustee of the Robert H. Hoehl FLITE Trust U/A 12/12/01, a Florida intangible tax exemption trust, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement; (iii) 1,200,000 shares held by Cynthia K. Hoehl, Trustee of the Robert H. Hoehl Grantor Retained Annuity Trust U/A 12/12/01, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership; (iv) 666,537 shares held by Mrs. Hoehl, as trustee of three trusts (three trusts for 222,179 shares each), the beneficiaries of which are the Hoehl's children, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership; and (v) 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. and Mrs. Hoehl and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership. Excludes 2,704,165 shares held by Mr. Tarrant, 2,318,200 shares held by Amy
    E. Tarrant and 401,352 shares held by Mr. Tarrant's three sons that may become subject to a voting trust upon the death or incompetence of Mr. Tarrant.
(4) Includes (i) 3,480,847 shares held by Cynthia K. Hoehl as trustee of the Robert H. Hoehl FLITE Trust U/A 12/12/01, a Florida intangible tax exemption trust, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement; (ii) 1,200,000 shares held by Cynthia K. Hoehl, Trustee of the Robert H. Hoehl Grantor Retained Annuity Trust U/A 12/12/01, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership; (iii) 666,537 shares held by Mrs. Hoehl, as trustee of three trusts (three trusts for 222,179 shares each), the beneficiaries of which are the Hoehl's children, as to which shares Mr. Hoehl shares voting power with Mrs. Hoehl, as trustee, pursuant to an informal voting arrangement, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership; and (iv) 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. and Mrs. Hoehl and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership.
(5) Represents 2,131,300 shares of the Company's common stock which are held of record by clients of Wellington Management Company, LLP, and which shares may be deemed to be beneficially owned by Wellington Management in its capacity as investment adviser, as reported in a Schedule 13G/A filed with the SEC on February 12, 2002.
(6) This information is derived from a Schedule 13G filed by the Robert H. Hoehl FLITE Trust U/A 12/12/01, a Florida intangible tax exemption trust, with the SEC on February 14, 2002.
(7) This information is derived from a Schedule 13G/A filed by Amy E. Tarrant with the SEC on February 14, 2002. Includes 2,318,200 shares held by Amy E. Tarrant in her sole name pursuant to which shares are subject to a Stock Restriction and Voting Agreement, dated as of April 29, 1999 pursuant to which Mr. Tarrant has full voting power of such shares, and 267,568 shares held by Amy E. Tarrant, as trustee, which are subject to an informal voting arrangement between Amy E. Tarrant and Richard E. Tarrant with Richard E. Tarrant having full voting power, and 50,000 shares held by the Amy E. Tarrant Foundation as to which such shares Amy E. Tarrant and Richard E. Tarrant each disclaim beneficial ownership.
(8) This information is derived from a Schedule 13G/A filed by Pequot Capital Management, Inc. ("Pequot") with the SEC on February 14, 2002. Represents shares held by Pequot, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, Pequot has beneficial ownership of such shares through the investment discretion it exercises over its clients' accounts.
(9) Includes 4,000 shares held by his wife, Carleen Ann Tufo. Also includes 5,638 shares subject to outstanding stock options held by Dr. Tufo that are exercisable on or within 60 days after January 15, 2002.
(10) Includes 3,125 shares held in the Company's 401(k) plan and 20,820 shares subject to outstanding stock options held by Dr. Wheeler that are exercisable on or within 60 days after January 15, 2002. Also includes 6,403 shares held jointly by Dr. Wheeler and Ms. Cynthia Johnson.
(11) Includes 12,632 shares held by Mr. Martin as Trustee of the Allen Martin Revocable Trust. Also includes 8,429 shares subject to outstanding stock options that are exercisable on or within 60 days after January 15, 2002.
(12) Includes 15,083 shares subject to outstanding stock options held by Dr. Altman that are exercisable on or within 60 days after January 15, 2002.
(13) Consists of 1,587 shares subject to outstanding stock options held by Mr. Hunter that are exercisable on or within 60 days after January 15, 2002.
(14) Includes 49,530 shares held by Mr. Crook's spouse, as trustee of a trust whose beneficiaries are his three children, as to which shares Mr. Crook disclaims beneficial ownership. Also includes 83,686 shares subject to outstanding stock options that are exercisable on or within 60 days after January 15, 2002.
(15) Includes 63,801 shares subject to outstanding stock options that are exercisable on or within 60 days after January 15, 2002.
(16) Includes 14,623 shares held by Mr. Kane as trustee for the John A. Kane Grantor Retained Annuity Trust. Also includes 34,019 shares subject to outstanding stock options that are exercisable on or within 60 days after January 15, 2002.
(17) Includes 310 shares held jointly by Mr. Gorman and his wife, Nicole Gorman. Also includes 18,200 shares subject to outstanding stock options held by Mr. Gorman that are exercisable on or within 60 days after January 15, 2002.
(18) Includes a total of 314,245 shares subject to outstanding stock options that are exercisable on or within 60 days after January 15, 2002.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes of three members each (designated Class I Directors, Class II Directors and Class III Directors), with members of each class serving for staggered three-year terms. There is currently one vacancy in each of the Class I Directors and Class II Directors. The Class I Directors have terms that expire at this Annual Meeting of Stockholders, the Class II Directors have terms that expire at the 2003 Annual Meeting of Stockholders, and the Class III Directors have terms that expire at the 2004 Annual Meeting. In each case, members of each class hold office until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal. There are no family relationships between or among any Directors of the Company.

   The Company currently has a nine member Board of Directors with two vacancies. Peter W. Van Etten resigned as a Class II Director on May 21, 2001, and in September 2001, the Board of Directors appointed David P. Hunter as a Class II Director. Frank T. Sample resigned as a Class I Director on October 23, 2001, and Steven M. Lash resigned as a Class II Director on February 13, 2002. Following the election of the nominees for Class I Directors listed below, there will continue to be two vacancies on the Board of Directors. The Board of Directors will continue to identify and evaluate candidates for such vacancies and will be entitled to fill the vacancies in accordance with the Company's Charter and Second Amended and Restated Bylaws ("Bylaws"). The proxies mailed with this proxy statement cannot be voted for a greater number of persons than the nominees named in this proxy statement.

   The nominees for Class I Directors, Richard E. Tarrant and Allen Martin, Esq., are presently serving as Class I Directors of the Company. Mr. Tarrant has been a Director since 1969 and Mr. Martin, since February 1999. The persons named in the enclosed proxy will vote for the election of each of the nominees for Class I Directors unless the proxy is marked otherwise or unless one or more nominees is unable or unwilling to serve. If elected, Mr. Tarrant and Mr. Martin will serve until the 2005 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal). Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board or the Board may reduce the number of Directors.

   Set forth below are the names of, and certain information with respect to, the members of the Board (including the nominees for Class I Director). Information with respect to the number of shares of common stock beneficially owned by each Director, directly or indirectly, as of January 15, 2002, appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

                        NOMINEES FOR CLASS I DIRECTORS

   Richard E. Tarrant, age 59, co-founded the Company in 1969 and has served as a Director and as the Chief Executive Officer of the Company since that time; he was also President of the Company from 1969 to February 1999. Mr. Tarrant served as a member of the Board of Trustees for the University Health Center (Vermont), an academic medical center, from July 1988 to December 1994 and as Chairman of the University Health Center (Vermont) from 1992 to 1994. He also served as a trustee of the University of Vermont from March 1994 to February 2000 and of Saint Michael's College from October 1990 to May 1993. Since May 1996, he has served as a member of the Vermont Business Roundtable and is a director of Fletcher Allen Healthcare, an academic medical center. Mr. Tarrant is also a member of the Board of Directors of Allscripts Healthcare Solutions, Inc.

   Allen Martin, Esq., age 64, has served as a Director of the Company since February 1999. Mr. Martin is an attorney and has been a Director of the law firm of Downs Rachlin Martin PLLC since 1970.

   He is the head of that firm's Health Care Practice Group; he also concentrates in corporate and utility finance law. Mr. Martin is a Director and the Chairman of the Board of WICOR Americas, Inc. Mr. Martin is also a Director and Chairman of the Finance Committee of Union Mutual Insurance, a property and casualty mutual insurance Company.

                              CLASS II DIRECTORS

   Henry M. Tufo, M.D., age 62, has served as a Director of the Company since November 1995. He currently is an independent consultant for matters relating to point of care mobile technology. Dr. Tufo served as a consultant of the Company from September 1999 through June 2000; as Executive Vice President from September 1995 to September 1999; as Chief Operating Officer from September 1996 to February 1999; as Vice President and Chief Medical Officer from August 1995 to September 1995; and as a consultant from February 1995 to August 1995. Dr. Tufo was the Chairman of Vermont Managed Care, a managed care organization which is wholly owned by Fletcher Allen Healthcare, an integrated delivery network, from July 1990 to October 1997. He has been the Chairman of Vermont Medical Center Indemnity Company, a captive insurance company which is wholly owned by Fletcher Allen Healthcare, Inc., an integrated delivery network, since 1990. Dr. Tufo was the President and Chief Executive Officer of University Health Center (Vermont) from July 1989 to December 1994. Dr. Tufo is Professor of Medicine at University of Vermont College of Medicine.

   David P. Hunter, age 56, has served as a Director of the Company since September 2001. Mr. Hunter has been the Chief Executive Officer and Co-Founder of The Hunter Group, a nationally recognized healthcare consulting and management company since July 1987. He served from June 1985 through July 1987 as President, Chief Operating Officer, Chief Executive Officer and board member of certain affiliates of Voluntary Hospitals of America, a not-for-profit health system. He also served in various capacities as President, Chief Executive Officer and Executive Vice President of certain affiliates of Burlington County Memorial Hospital/Nexus Healthcare Corp., a New Jersey not-for-profit health system, from June 1978 through July 1985. From August 1974 to June 1978, he also served as a faculty and board member of Duke University Medical Center. Mr. Hunter graduated from Ursinus College and received a Masters Degree from the University of Pittsburgh.

                              CLASS III DIRECTORS

   Robert H. Hoehl, age 60, co-founded the Company in 1969 and has served as Chairman of the Board since that time. Since October 1996, Mr. Hoehl has assisted Mr. Tarrant with new business initiatives and acquisitions. Mr. Hoehl served as Executive Vice President of the Company until his resignation in October 1996. Mr. Hoehl has been a trustee of Saint Michael's College since 1994, a director of the Preservation Trust of Vermont since 1997 and a director of SymQuest Group, Inc., a provider of customized business solutions, since 1999.

   Stuart H. Altman, Ph.D., age 64, has served as a Director of the Company since November 1995. Dr. Altman has been a Professor of National Health Policy at The Heller School at Brandeis University since 1977. He served as Dean of The Heller School from September 1977 to June 1993 and as Professor of Economics at

Brown University from 1966 to 1970. In November 1997, Dr. Altman was appointed by President Clinton to the Bipartisan Commission on the Future of Medicare. He was a four-term chairman of the U.S. Congressional Prospective Payment Assessment Commission from 1983 to April 1996 and served as a senior member of the Clinton-Gore Health Policy Transition Group from November 1992 to January 1993. Dr. Altman is a member of the Board of Directors of OrthoLogic Corp., a developer, manufacturer and marketer of orthopedic devices designed to promote the healing of musculoskeletal tissue. He is also a member of the Foundation Board of the Health Plan of New York which is a not-for-profit health maintenance organization that provides health care services and health insurance coverage throughout the New York metropolitan area. Since December 2001, Dr. Altman has been a member of the Board of Directors of Lincare Holdings Inc., a provider of oxygen, home medical equipment and other respiratory therapy services to patients in the home.

   Mark F. Wheeler, M.D., age 52, has served as a Director of the Company since February 1999 and as its Chief Technical Architect since July 1997. Dr. Wheeler co-founded PHAMIS Inc. in 1981 and served as its Director of Research and Development from its founding until its acquisition by IDX in July 1997.

Board of Directors and Committee Meetings

   The Board of Directors of the Company held five meetings and did not act by written consent during 2001. All Directors attended at least 75% of the meetings of the Board held during the respective periods for which each has been a Director. In addition, all Directors who served on committees of the Board attended at least 75% of the meetings of such committees held during the respective periods for which they served.

   The Company has a standing Audit Committee of the Board which provides the opportunity for direct contact between the Company's independent auditors and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent auditors, and reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held five meetings and acted once by unanimous consent in 2001. The current members of the Audit Committee are Mr. Martin (Chairman), Dr. Altman and Mr. Hunter. Mr. Lash served as the Chairman of the Audit Committee during 2001 and until his resignation as a Director on February 13, 2002, and Mr. Hunter was appointed to fill this vacancy on March 4, 2002. Dr. Tufo served as a member of the Audit Committee until May 2001, and Mr. Martin was appointed to fill this vacancy in May 2001. See "Report of the Audit Committee" below.

   The Company also has a standing Compensation Committee of the Board which provides recommendations to the Board regarding salaries and incentive compensation for employees and consultants of the Company. The Compensation Committee establishes and modifies the compensation of certain officers of the Company; administers all of the Company's stock option and other [equity-based] employee benefit plans; grants stock options under the Company's stock option plans, including, through a subcommittee composed solely of non-employee Directors, to certain executive officers of the Company; and engages, determines the terms of any employment agreements and arrangements with, and is responsible for the termination of, certain officers of the Company. The Compensation Committee held one meeting and acted twice by unanimous written consent in 2001. The subcommittee held no meetings and acted twelve times by unanimous written consent in 2001. The current members of the Compensation Committee are Dr. Altman (Chairman), Mr. Tarrant and Mr. Hunter. The members of the subcommittee are Dr. Altman and Mr. Hunter. Mr. Lash served as a member of both the Compensation Committee and its subcommittee during 2001 and until his resignation as a Director on February 13, 2002, and Mr. Hunter was appointed to fill this vacancy on March 4, 2002. Mr. Tarrant did not and will not participate in decisions concerning his own compensation or in decisions concerning stock options granted to executive officers of the Company. See "Report of the Compensation Committee" below.

   The Company also has a standing Committee on Interested Director Transactions which considers transactions in which Directors have an interest. The committee held no meetings and did not act by unanimous written consent in 2001. The committee is currently comprised of one member, Dr. Altman, and has two vacancies, which the Board will be entitled to fill in accordance with the Company's Bylaws. Mr. Sample served as a member of the Committee on Interested Director Transactions until his resignation as a Director on October 23, 2001, and Mr. Lash served as a member of this committee during 2001 and until his resignation as a Director on February 13, 2002.

   The Company also has a standing Benefits Committee which carries out all of the duties and obligations of the Company as plan administrator under its employee health and welfare benefit plans. The committee held three meetings during 2001. The members of the committee are Dr. Tufo (Chairman) and Dr. Altman.

   The Company also has an Internet Committee which considers matters and transactions related to the Company's Internet strategy. The committee held no meetings and did not act by unanimous written consent in 2001. The current members of the committee are Mr. Hoehl (Chairman), Mr. Martin, Mr. Tarrant and Dr. Wheeler. Mr. Lash served on the Internet Committee during 2001 and until his resignation as a Director on February 13, 2002.

   The Company also has a Nominating Committee which oversees and supervises the nominating process for Directors to the Company's Board and ensures that appropriate procedures are in place for the selection and presentation of qualified candidates to the Board for membership on the Board. The Board established the Nominating Committee in March 2002, and accordingly, the committee held no meetings and did not act by unanimous written consent in the year ended December 31, 2001. The members of the committee are Mr. Tarrant, Mr. Martin and Dr. Altman.

Board of Directors Compensation

   All of the Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee Director earns:

    .  a $5,000 annual fee;

    . a $1,500 fee for attendance at each regular and special meeting of the Board; and

    . a $500 fee for each regular and special meeting of the Board, if such Director does not attend such meeting in person.

   Each non-employee Director who serves as the chairman of a committee of the Board also earns an annual fee of $1,000. Employee Directors do not receive any compensation in their capacities as Directors.

   During the year ended December 31, 2001, the current Directors earned the following in fees: Dr. Altman, $14,500; Mr. Martin, $13,000; Dr. Tufo, $12,000; Mr. Hoehl, $11,500; and Mr. Hunter, $1,500. In addition, in connection with their service as non-employee Directors of the Company for the year ended December 31, 2001, the current non-employee Directors received the following shares of the Company's common stock: Dr. Altman, 562 shares; Mr. Martin, 562 shares; Dr. Tufo, 379 shares and Mr. Hoehl, 242 shares.

   1995 Director Stock Option Plan. The 1995 Director Stock Option Plan, as amended ("Director Option Plan"), was adopted by the Board and approved by the stockholders of the Company in September 1995. Amendments to this Director Option Plan were adopted by the Board in February, March and April 1997 and March 2001 and approved by the stockholders in May and July 1997 and May 2001, respectively.

   Under the current terms of the Director Option Plan, Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive non-statutory options to purchase shares of common stock. Currently, a total of 160,000 shares of common stock may be issued upon exercise of options granted under the Director Option Plan.

   Pursuant to the current terms of the Director Option Plan, the selection of a non-employee Director as a recipient of an option, the timing of the grant of any such option, the exercise price of any such option and the number shares of common stock subject to any such option are determined by (1) the Board or (2) a committee or subcommittee composed solely of two or more non-employee Directors (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended) having full authority to act in the matter.

   Options granted under the Director Option Plan are not transferable by the optionee except by will or by the laws of descent and distribution. Each option granted under the Director Option Plan shall terminate and may no longer be exercised on the earlier of (1) the date ten years after the date of grant or
(2) the date one year after the optionee ceases to serve as a Director of the Company (but in no event later than ten years after the date of grant); provided that, in the event an optionee ceases to serve as a Director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then the exercisable portion of the option may be exercised, within the period of one year following the date the optionee ceases to serve as a Director (but in no event later than ten years after the date of grant), by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice.

   On May 21, 2001, Dr. Altman, Mr. Hoehl, Mr. Martin and Dr. Tufo were each granted an option under the Director Option Plan to purchase 3,371 shares of common stock at an exercise price of $17.80 per share, which options will become fully vested and exercisable on the anniversary of the date of grant.

   On September 24, 2001, Mr. Hunter was granted an option under the Director Option Plan to purchase 2,860 shares of common stock at an exercise price of $9.75 per share, which options will become fully vested and exercisable on the anniversary of the date of grant.

   On December 3, 2001, the Board approved an additional grant of options to purchase 1,587 shares of common stock at an exercise price of $12.61 per share to each of Dr. Altman, Mr. Hoehl, Mr. Hunter, Mr. Martin and Dr. Tufo, each of whom are a non-employee Director of the Company, pursuant to the terms of the Director Option Plan, which options were fully vested and exercisable on the date of grant.

Compensation of Executive Officers

                             SUMMARY COMPENSATION

   The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers during fiscal 2001 (the "Named Executive Officers").

                                                                                  Long Term
                                                                                Compensation
                                                            Annual Compensation    Awards
                                                            ------------------- -------------
                                                                                 Securities      All Other
                                                                                 Underlying       Compen-
Name and Principal Position                            Year Salary($)  Bonus($) Options/(1)/(#) sation/(2)/($)
---------------------------                            ---- ---------  -------- -------------   ------------
Richard E. Tarrant/(3)/............................... 2001 $372,984   $24,850      50,000             --
 Chief Executive Officer                               2000  372,984    99,173          --        $ 5,100
                                                       1999  372,986    74,250      30,000
James H. Cook, Jr./(4)/............................... 2001  355,000    20,000     133,000          5,100
 President and Chief Operating Officer                 2000  355,000    60,173     147,000         10,200
                                                       1999  316,374    45,570      85,000          4,800
Robert F. Galin....................................... 2001  228,462    62,700      85,000          2,648
 Senior Vice President, Sales                          2000  200,000    62,673       8,000          5,100
                                                       1999  192,500    53,250      20,000          2,680
John A. Kane.......................................... 2001  207,000    79,000      33,000          5,100
  Senior Vice President, Finance and Administration,   2000  195,000    52,673      14,000         10,200
  Chief Financial Officer and Treasurer                1999  188,000    22,500      25,000          4,800
Stephen Gorman........................................ 2001  185,000    93,831      30,000          5,100
 Vice President, Systems Division                      2000  165,000    86,500      10,000         10,148
                                                       1999  148,333    63,056      15,000          3,369

--------
(1) This column does not include any securities underlying options to purchase common stock of Channelhealth Incorporated, formerly a majority owned subsidiary of the Company which was acquired by Allscripts Healthcare Solutions, Inc. on January 8, 2001. In 1999, options to purchase the following number of shares of common stock of ChannelHealth were granted to the Named Executive Officers: Mr. Tarrant, 105,000 shares; Mr. Crook, 105,000 shares; Mr. Barduson, 20,000 shares; Mr. Galin, 90,000 shares; and Mr. Kane, 80,000 shares. Each such option had an exercise price of $10.00 per share and was fully vested and exercisable. No options to purchase shares of common stock of ChannelHealth were granted to the Named Executive Officers in 2000. As of January 8, 2001, all options to purchase shares of common stock of ChannelHealth were converted into options to purchase shares of common stock of Allscripts Healthcare Solutions, Inc.
(2) Represents the Company's profit sharing plan contribution. In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits have been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for the fiscal year.

(3) Mr. Tarrant resigned as President in February 1999; he continues to serve as Chief Executive Officer.
(4) Mr. Crook was named President and Chief Operating Officer in February 1999.

                             Option Grants in 2001

   The following table sets forth certain information concerning grants of stock options during the year ended December 31, 2001 to each of the Named Executive Officers. The Company granted no stock appreciation rights during fiscal 2001.

                                                                       Potential Realizable Value at
                                                                          Assumed Annual Rates of
                                                                       Stock Price Appreciation for
                                   Individual Grants                         Option Term/(2)/
                    ------------------------------------------------   -----------------------------
                                     Percent of
                      Number of     Total Options
                       Shares        Granted To   Exercise
                     Underlying     Employees in  Price Per
                       Options       Fiscal Year    Share   Expiration
                    Granted/(1)/(#)      (%)       ($/Sh)      Date        5%($)          10%($)
                    -------------   ------------- --------- ----------   ----------     ----------
Richard E. Tarrant.     50,000           5.0%     $17.7750   07/13/11  $  558,930     $1,416,439
James H. Crook, Jr.    133,000          13.2       12.5078   03/22/11   1,046,190      2,651,250
Robert F. Galin....     35,000           3.5       15.5500   07/02/11     342,276        867,394
                        50,000           5.0       12.6100   12/03/11     396,518      1,004,855
John A. Kane.......     33,000           3.3       15.8200   07/10/11     328,321        832,029
Stephen Gorman.....     30,000           3.0       15.5500   07/02/11     293,379        743,481

--------
(1) All options to purchase shares of the common stock of the Company vest according to various schedules over periods of time ranging from less than one year to eight years from date of grant. Vesting of certain options may accelerate upon the Company's achievement of certain financial goals.
(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted assuming a ten year realizable period. Actual gains, if any, on stock option exercises will depend on the future performance of the Company's common stock and the date on which options are exercised.

     Aggregated Options Exercises in 2001 and Year-End 2001 Option Values

   The following table sets forth certain information regarding stock options exercised during the year ended December 31, 2001 and stock options held as of December 31, 2001 by the Named Executive Officers.

                                                  Number of Securities
                      Shares                     Underlying Unexercised      Value of Unexercised In-
                     Acquired      Value            Options at Fiscal          the-Money Options at
                        on      Realized/(1)/         Year-End (#)           Fiscal Year-End/(2)(3)/ ($)
       Name         Exercise(#)     ($)       Exercisable/Unexercisable/(2)/ Exercisable/Unexercisable
       ----         ----------- ------------  -----------------------------  -------------------------
Richard E. Tarrant.     --          $--               22,500/57,500                   $0/0
James H. Crook, Jr.     --           --              83,686/304,751                     0/0
Robert F. Galin....     --           --              63,801/108,415                     0/20,000
John A. Kane.......     --           --               34,019/56,341                     0/0
Stephen Gorman.....     --           --               18,200/41,750                     0/0

--------
(1) Value is calculated based on the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares as to which the exercise relates.
(2) Does not include the following securities underlying options to purchase shares of common stock of Channelhealth Incorporated, a former majority owned subsidiary of the Company which was acquired by Allscripts Healthcare Solutions, Inc. on January 8, 2001: Mr. Crook, 105,000 shares; Mr. Gorman 32,000 shares, Mr. Galin, 90,000 shares; and Mr. Kane, 80,000 shares. As of December 31, 2001, no public market existed for the shares of ChannelHealth common stock.
(3) The closing price for the Company's common stock as reported by the Nasdaq National Market on December 31, 2001, the last trading day prior to the end of the fiscal year, was $13.01. Value is calculated on the basis of the difference between the option exercise price and $13.01, multiplied by the number of shares of common stock underlying the option.

Compensation Committee Interlocks and Insider Participation

   The current members of the Compensation Committee are Dr. Altman, Mr. Hunter and Mr. Tarrant. Mr. Lash served as a member of the Compensation Committee and its subcommittee during 2001 and until his resignation as a Director on February 13, 2002, and Mr. Hunter was appointed to fill this vacancy on March 4, 2002. Mr. Tarrant, the Chief Executive Officer of the Company, did not participate in decisions concerning his own compensation or in decisions concerning stock options granted to executive officers of the Company.

   The following is a description of certain transactions involving the Company and/or certain members of its Board, its Compensation Committee or its executive management.

   40 IDX Drive (formerly 1400 Shelburne Road), South Burlington, Vermont. Mr. Tarrant and Mr. Hoehl are the two general partners of BDP Realty Associates, a Vermont general partnership ("BDP"). No other executive officers or Directors of the company have any interest in BDP. BDP has no compensation committee or other committee performing similar functions.

   Pursuant to an Amended and Restated Lease Agreement effective November 1, 1997, the Company leased the entire premises at 40 IDX Drive from BDP, through April 19, 2001. The Committee on Interested Director Transactions of the Board approved the Amended and Restated Lease Agreement with BDP and the transactions contemplated thereby in February 1997 and December 1997. The Company paid approximately $294,000 in total rent expenses in connection with this lease during the year ended December 31, 2001. On April 19, 2001, the Company purchased its corporate headquarters from BDP for approximately $15.0 million in cash, at fair market value as determined by independent appraisers. This transaction was reviewed and approved by the Committee on Interested Director Transactions of the Board.

   4901 LBJ Freeway, Dallas, Texas. Mr. Tarrant is the President and a director of LBJ Real Estate Inc., a Vermont corporation ("LBJ Real Estate"). The other executive officers of LBJ Real Estate include Mr. Hoehl (Vice President) and
Mr. Kane (Vice President and Treasurer); and the other directors of LBJ Real Estate include Mr. Kane. LBJ Real Estate has no compensation committee or other board committee performing similar functions. The stockholders of LBJ Real Estate include Messrs. Tarrant and Hoehl. LBJ Real Estate holds a 1% general partnership interest in 4901 LBJ Limited Partnership, a Vermont limited partnership ("LBJ"), and Messrs. Hoehl, Tarrant, Galin, Kane and two other employees of the Company hold the remaining 72.95% limited partnership interest.

   Pursuant to a lease dated April 7, 1992, as amended on December 31, 1994, May 1, 1995, April 21, 1997 and February 1, 1998, the Company leases office space located at 4901 LBJ Freeway from LBJ. The Company paid to LBJ approximately $557,000 in total for rent expenses and $196,328 in pass through occupancy expenses during the year ended December 31, 2001. On February 15, 1998, the Committee on Interested Director Transactions of the Board approved the lease by the Company of as much additional space as may become available in the premises owned by LBJ as may be needed by the Company, provided the rental rates are at fair market value and other terms are commercially reasonable.

   Allscripts Healthcare Solutions, Inc. The sale of ChannelHealth to Allscripts was completed on January 8, 2001 and as a result, the Company received approximately 7,497,838 shares of common stock of Allscripts Healthcare and the Directors and executive officers of the Company received the following shares of common stock of Allscripts Healthcare, and/or had the following options to purchase common stock of ChannelHealth converted into options to purchase shares of common stock of Allscripts Healthcare: Mr. Tarrant, 35,416 shares and no options; Dr. Altman, 3,373 shares and 675 options; Mr. Hoehl, 31,834 shares and no options; Dr. Tufo, 5,059 shares and no options; Mr. Martin, 7,146 shares and 675 options; Dr. Wheeler, 6,746 shares and 5,060 options; Mr. Crook, no shares and 35,417 options; Mr. Galin, no shares and 30,357 options; Mr. Barduson, no shares and 6,746 options; Mr. Kane, no shares and 26,984 options; Mr. Gorman, no shares and 10,794 options; and Mr. Marti, no shares and 10,794 options. In addition, Pequot Private Equity Fund II, L.P., a beneficial owner of more than 5% of the outstanding shares of the Company's common stock, received 857,498 shares of common stock of Allscripts Healthcare.

   In addition, the Company and Allscripts Healthcare entered into a ten-year strategic alliance agreement to cooperatively develop, market and sell integrated clinical and practice management products. This strategic alliance agreement prohibits the Company from formally collaborating with another partner to integrate the Company's Group Practice Management System and IDXtend products with such partner's products that would compete with the Allscripts Healthcare products. Similarly, Allscripts Healthcare may not develop any practice management products or enter into a similar collaborative relationship with certain competitors of the Company.

   As a part of the transaction, Mr. Tarrant was elected to the board of directors of Allscripts Healthcare and, so long as the Company continues to own at least 25% of the shares of common stock of Allscripts Healthcare in the merger, the Company will have the right to elect one member to the board of directors. Mr. Tarrant does not serve as a member of the compensation committee of Allscripts Healthcare.

   Stock Redemption Agreement. Mr. Tarrant and Mr. Hoehl (together with the trustees of the trust referenced below, the "Founding Stockholders") and the Company entered into a Redemption Agreement, as amended, to provide for the orderly control and management of the Company and to provide a source of funds for disabled Founding Stockholders and the estates of deceased Founding Stockholders. The agreement provides that neither Founding Stockholder may transfer his shares of common stock during the period commencing on April 1, 1993 and ending on the date both Founding Stockholders are deceased or incompetent, without the consent of the other Founding Stockholder.

   Each of Mr. Tarrant and Mr. Hoehl agreed that, in the event of his death or incompetency while the other is living and competent, the guardian or executor of such person shall enter into a voting trust agreement that gives the other Founding Stockholder the right to vote the shares of common stock of the deceased or incompetent Founding Stockholder. In the event that any shares of common stock are transferred to any of the Company or a Founding Stockholder, or an affiliate of the Company or a Founding Stockholder, pursuant to the terms of the voting trust agreement or otherwise (other than in a registered public offering), such transferee will take such shares of common stock subject to the voting trust agreement, and as a condition precedent to the transfer, must agree in writing to be bound by the terms of the voting trust agreement.

Report of the Compensation Committee

   Executive Compensation Philosophy. The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of its stockholders. Under the guidance of the Compensation Committee of the Board, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries. The program is more heavily oriented to bonus than other comparable companies. It is the Company's philosophy to pay less-than-market base salary and greater-than-market incentives.

   In applying this philosophy, the Compensation Committee has established a program to (1) attract and retain, executives of outstanding abilities who are critical to the long-term success of the Company, and (2) reward executives for attainment of business objectives and enhancement of stockholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic initiatives.

   Executive Compensation Program. The Compensation Committee, which is comprised solely of two outside Directors and the CEO, approves the executive compensation program on an annual basis, including specific levels of compensation for all executive officers. The current members of the Compensation Committee are Dr. Altman (Chairman), Mr. Tarrant and Mr. Hunter. Mr. Lash served as a member of the Compensation Committee and its subcommittee during 2001 and until his resignation as a Director on February 13, 2002, and Mr. Hunter was appointed to fill this vacancy on March 4, 2002. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

    . a base salary that is determined by individual contributions and sustained performance within an established competitive salary range, and

    . an incentive program that rewards executives for meeting specific business objectives.

   Each of these elements of compensation is discussed below.

   Salary. Salary levels for the Company's executive officers are determined based primarily on industry comparative studies performed by a nationally recognized executive compensation consulting firm. Salaries for executive officers are reviewed by the Compensation Committee on an annual basis. The Compensation Committee believes its current executive compensation, including salary and incentive compensation, to be at industry standards.

   Long-Term Incentive Compensation. The Company's long-term incentive compensation program is primarily implemented through the grant of stock options. This program is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a long-term equity ownership position in the Company's common stock. Stock options are granted at prevailing market prices and will only have value if the Company's stock price increases in the future. Options vest according to various schedules over periods of time ranging from less than one year to eight years from date of grant. Vesting of certain options may accelerate upon the Company's achievement of certain financial goals. Further, executives generally must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee, through a subcommittee composed solely of nonemployee Directors, authorizes the number of shares to be issued pursuant to option grants made to the Company's executive officers. Stock options are awarded by the Compensation Committee based on individual achievements and a formula related to the cash compensation of executives.

   Chief Executive Officer Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the outside members of the Board. The Compensation Committee's assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; the Company's position within the industry in which it competes; overall economic climate; individual contribution to the Company and such other factors as the Compensation Committee may deem appropriate.

   The salary of the Chief Executive Officer is reviewed by the Compensation Committee on an annual basis and, in determining any salary adjustment, the Compensation Committee considers the above factors. Based upon a review of such factors, the Chief Executive Officer's salary for 2001 was $372,984. This is lower than comparable salary levels at other companies within the industry and was based on an acknowledgment of the Chief Executive Officer's substantial equity ownership in the Company and his request that he be paid less than the industry average. The Company has granted to the Chief Executive Officer an option to purchase 50,000 shares of common stock of the Company at an exercise price of $17.7750 per share for services performed during 2001 and his expected future contributions to the Company's success.

   Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee of the Board of Directors of IDX Systems
  Corporation

                                          Stuart H. Altman, Ph.D.
                                          Richard E. Tarrant
                                          David P. Hunter

Report of the Audit Committee of the Board of Directors

   The Audit Committee of the Board of Directors of the Company is currently composed of three members and acts under a written charter first adopted and approved in June 2000, as amended in June 2001. A copy of this charter, as amended and currently in effect, is attached to this proxy statement as Appendix A. Mr. Lash served as Chairman of the Audit Committee during 2001 and until his resignation as a Director on February 13, 2002, and Mr. Hunter was appointed to fill this vacancy on March 4, 2002. Dr. Tufo served as a member of the Audit Committee until May 2001, and Mr. Martin was appointed to fill this vacancy in May 2001. In addition to Dr. Tufo's past employment with the Company in various capacities, from September 1999 through June 2000, Dr. Tufo served as a consultant to the Company, for which services he received $200,000 during 2000. The current members of the Audit Committee are Mr. Martin (Chairman), Dr. Altman and Mr. Hunter. The current members of the Audit Committee are independent directors, as defined by the rules of the Nasdaq Stock Market. The Board intends to maintain compliance with the rules of the Nasdaq Stock Market regarding audit committee membership requirements.

   The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2001 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Ernst & Young LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    .  methods to account for significant unusual transactions;

    . the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    . the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    . disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.


   The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to in the section entitled "Independent Auditors Fees and Other Matters", is compatible with maintaining such auditors' independence.

   Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

By the Audit Committee of the Board of Directors of IDX Systems Corporation

                                          Allen Martin, Esq.
                                          Stuart H. Altman, Ph.D.
                                          David P. Hunter

Independent Auditors Fees and Other Matters

  Audit Fees

   Ernst & Young LLP billed the Company an aggregate of $317,000 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2001.

  Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP did not render and accordingly did not bill any fees for professional services to the Company and its affiliates for the year ended December 31, 2001 in connection with the design and implementation of financial information systems/the operation of information systems/the management of local area networks.

  All Other Fees

   Ernst & Young LLP billed the Company an aggregate of $132,150 in fees for other services rendered to the Company and its affiliates for the year ended December 31, 2001.

Stock Performance Graph

   The Company's common stock has been listed for trading on the Nasdaq National Market under the symbol "IDXC" since November 17, 1995. The comparative stock performance graph below compares the cumulative stockholder return on common stock of the Company for the last five fiscal years with cumulative total return on

   (1) the Nasdaq Total U.S. Index, and

   (2) the Nasdaq Computer & Data Processing Index.

   The graph assumes an investment of $100 in each of the Company's common stock, the Nasdaq Total U.S. Index and the Nasdaq Computer & Data Processing Index, and reinvestment of all dividends. Measurement points are the last trading day of the years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001.

             IDX Systems Corporation Comparative Performance Graph


                                    [CHART]

                 Comparison of Five-Year Cumulative Total Returns

                                  12/31/1996 12/31/1997 12/31/1998 12/31/1999 12/31/2000 12/31/2001
                                  ---------- ---------- ---------- ---------- ---------- ----------
IDX Systems Corporation..........  $100.00    $129.30    $153.70    $109.20    $ 87.30    $ 45.40
Nasdaq Total U.S. Index..........  $100.00    $122.50    $172.70    $320.90    $193.00    $153.10
Nasdaq Computer & Data Processing
  Index..........................  $100.00    $122.90    $219.20    $481.80    $221.90    $178.70

Compliance with Section 16 Reporting Requirements

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on its review of copies of Section 16(a) reports filed by the reporting persons or written representations from reporting persons that no Form 5 filing was required for such person, the Company believes that all filings required to be made by reporting persons of the Company during the year ended December 31, 2001, were timely made in accordance with the requirements of the Exchange Act.

Certain Relationships and Related Transactions

  Real Estate Transactions.

   See "Compensation Committee Interlocks and Insider Participation" for information relating to certain real estate transactions involving the Company and all or certain of Richard E. Tarrant, Chief Executive Officer and Director; Robert H. Hoehl, Chairman of the Board; John A. Kane, Vice President, Finance and Administration, Chief Financial Officer and Treasurer; and Robert F. Galin, Vice President, Sales.

  Other Transactions.

   The Company paid fees in the aggregate amount of $126,005.35 to Downs Rachlin Martin PLLC for legal services rendered in connection with certain matters during the year ended December 31, 2001, which amount did not exceed five percent of the law firm's gross revenues for the last full fiscal year. Mr. Martin, a member of the Board of Directors of the Company, is a Director of Downs Rachlin Martin PLLC.

   See also "Compensation Committee Interlocks and Insider Participation" for additional information relating to certain other transactions involving the Company and all or certain of its Directors, executive officers and stockholders.

  Conflict Policy.

   The Company adopted a policy, effective following the consummation of its initial public offering on November 22, 1995, that all material transactions between the Company and its officers, Directors and other affiliates must (1) be approved by a majority of the members of the Board and by a majority of the disinterested members of the Board and (2) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, Directors or other affiliates be for bona fide business purposes only.

   The Company believes that the transactions discussed under the heading "Certain Relationships and Related Transactions" were on terms no less favorable to the Company than could have been obtained with unrelated third parties.

                       SELECTION OF INDEPENDENT AUDITORS

   The Board, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP, independent auditors, as auditors of the Company for the year ending December 31, 2002.

   Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

Matters to be Considered at the Meeting

   The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

   All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline For Submission of Stockholder Proposals for the 2003 Annual Meeting

   Proposals of stockholders intended to be included in the Company's proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in South Burlington, Vermont not later than December 23, 2002.

   Stockholders who wish to make a proposal at the 2003 Annual Meeting--other than one that will be included in the Company's proxy materials--must notify the Company no later than March 8, 2003. If a stockholder who wishes to present a proposal fails to notify the Company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

                                          By Order of the Board of Directors,

                                          WILLIAM F. GRIECO, Secretary

April 22, 2002

   The Board of Directors encourages Stockholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting and your cooperation will be appreciated. Stockholders who attend this Annual Meeting may vote their shares personally even though they have sent in their proxies.

                                                                     APPENDIX A

                            IDX SYSTEMS CORPORATION
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                        AMENDED CHARTER OF JUNE 8, 2001

Organization

   This charter governs the operations of the Audit Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Membership

    A. Number. The Audit Committee shall consist of at least three independent, financially literate members of the Board of Directors meeting the requirements set forth in Sections B and C below.

    B. Independence. A director is independent if he or she is not an officer or employee of the Company or its subsidiaries, if he or she has no relationship which, in the opinion of the Company's Board of Directors, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director, and if he or she:

       1. Has not been an employee of the Company or any affiliate of the Company in the current year or in any of the past three years;

       2. Has no immediate family member who has been employed by the Company or an affiliate of the Company in any of the past three years (an immediate family member includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in a person's home);

       3. Is not employed as an executive of an entity other than the Company having a compensation committee which includes any the Company's executives;

       4. Did not within the last fiscal year receive from the Company or any affiliate of the Company compensation--other than benefits under a tax qualified retirement plan, compensation for director service or non-discretionary compensation--greater than $60,000; and

       5. Has not in any of the past three years been a partner in, or controlling shareholder or executive of, a for profit business organization to which the Company made or from which the Company received payment (other than payment arising solely from investments in the Company's securities) that exceeds the greater of: (i) $200,000; or (ii) more than 5% of the Company's or business organization's consolidated gross revenues.

   Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the Board of Directors determines that the director's membership on the

Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

    C. Financial Literacy. Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which result in the member having financial sophistication (such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities).

    D. Chairman. Unless a Chairman is elected by the Board of Directors, the Audit Committee shall elect a Chairman by majority vote.

Statement of Policy

   The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In doing so, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

   The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

   The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.
    . The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

    . The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

    . The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

    . The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

                                                                    IDXCM-PS-02

                                                                      APPENDIX B

                        --------------------------------
                             IDX SYSTEMS CORPORATION

                        --------------------------------
                             PROXY APPOINTMENT FORM

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

Please be sure to sign and date this Proxy Appointment Form.

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please give full title as such. If a corporation or partnership, please sign by authorizing person.

Signature:_______________ Date:________ Signature:_______________ Date:________

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                 1.    To elect the following Class I Directors
                       (except as marked below):


                       (01)  Richard E. Tarrant
                       (02)  Allen Martin, Esq.

                        For All
                        Nominees     [_]                    Withhold    [_]

                        For All
                        Except       [_]
                                         --------------------------------------
                                         For all nominees except as noted above

                             IDX SYSTEMS CORPORATION
                             PROXY APPOINTMENT FORM

                  Annual Meeting of Stockholders - May 20, 2002
                This Proxy is Solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoint(s) Richard E. Tarrant, John A. Kane and William F. Grieco, and each of them, with full power of substitution, as proxies, to represent and to vote, as designated herein, all shares of Common Stock of IDX Systems Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on May 20, 2002 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This Proxy Appointment Form, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. Attendance of the undersigned at the meeting, or any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicates his or her intent to vote in person.

--------------------------------------------------------------------------------

                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

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